EXHIBIT 10.55

PERFORMANCE SHARES GRANT AGREEMENT

THIS PERFORMANCE SHARES GRANT AGREEMENT (this “Agreement”) is made effective as of the _____ day of ______________, 200____, between Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“Company”) and «Name" (the “Employee”).

RECITALS:

A.          The Company’s Amended and Restated Long-Term Incentive Plan and Director Equity Plan (as amended and restated effective March 23, 2005) and adopted by the Company’s shareholders on May 20, 2005 (the “Plan”) provides for the grant, based on performance, of Performance Shares to certain eligible employees of the Company or its Subsidiaries and others pursuant to the terms of the Plan and this Agreement.

B.         The Board, pursuant to the Plan, encourages eligible employees to achieve the Management Objectives established by the Human Resources and Compensation Committee of the Board (the “Committee”).

C.         The Committee adopted the Management Objectives set forth below for the Performance Period (as defined below) on ______________, 200___.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	Defined Terms. Defined terms used in this Agreement shall have the same meaning as those terms defined and used in the Plan, unless otherwise indicated in this Agreement.
2.

          Grant of Performance Shares. The Company grants «Number of Shares» Performance Shares to the Employee as of ________________ for the three-year performance period from ______________ to _________________ (the “Performance Period”), subject to the restrictions set forth herein. Unless otherwise provided herein, the Performance Shares shall be earned at the end of the Performance Period.

3.

          Adjustments and Awards. The grant of Performance Shares in Section 2 above is a target grant. The maximum award the Employee shall be eligible to earn shall be 200% of the Performance Shares. Unless otherwise provided herein, payment shall be made in the form of Common Shares following the completion of the Performance Period. The number of Performance Shares eligible to be earned based on the achievement of the Management Objectives set forth below shall be determined in accordance with this Section 3.

(a)

          The Performance Shares granted shall be adjusted for the Performance Period based on the following Management Objectives: (i) increasing the Dollar “brand” and the Thrifty “brand” market share (whether corporate or franchised) in the top 100 U.S. airports, (ii) the Company’s Total Shareholder Return (“TSR”) performance against companies listed in the Russell 2000, and (iii) improving customer service as measured by a Customer Dissatisfaction Index (“CDI”) metric. The Management Objectives shall be calculated as follows:

(i)

The Company’s long term strategic goal is to increase market share by ___% per year. For the Performance Period, the Company target is to increase on-airport market share in _____ to ____% from the market share in ______ of ____%. The ______ year is based on a measurement year starting _______________ and ending _________________. The _____ year will be based on a measurement year starting _______________ and ending ___________________. The on-airport market share data used will be information collected from the top 100 U.S. airports and will be the cumulative revenues of the Dollar “brand” and the Thrifty “brand” compared to the total revenues at these airports during these periods.

The Performance Shares earned hereunder will be calculated as follows:

	Threshold		Target		Maximum
	___% annual growth	___% annual growth	___% annual growth	___% annual growth	___% annual growth

Market Share Target	_____%	_____%	_____%	_____%	_____%
Common Shares Earned (% of Target)	_____%	_____%	_____%	_____%	_____%

(ii)

The TSR award shall be determined by the Company’s TSR results versus the companies that are currently listed and remain in the Russell 2000 index during the Performance Period. The TSR for each company will be calculated by using the average stock price for the trading days in ___________________ plus any dividends that have been paid during the Performance Period and then dividing by the average stock price for the trading days in _________________. Only companies that are included in the Russell 2000 at the beginning of the Performance Period and at the end of the Performance Period will be used for this calculation.

The Performance Shares earned will be determined according to the payout schedule below and where the Company falls in the range with the Russell 2000 companies:

	Threshold		Target		Maximum
Percentile	_____th	_____th	_____th	_____th	_____th
Common Shares Earned (% of Target)	_____%	_____%	_____%	_____%	_____%

(iii)

The Company’s strategic goal is to improve customer service. The long term goal is to have a ____% reduction in customer complaints over three years. This will be measured using the CDI metric which is measured as customer complaints per 1,000 rental transactions. The CDI reduction will be the average customer complaints per 1,000 rental transactions for the year _____ and comparing it to the average customer complaints per 1,000 rental transactions for the year ______.

The Performance Shares earned hereunder will be determined according to the payout schedule below:

	Threshold		Target		Maximum
3 Year Improvement	_____%	_____%	_____%	_____%	_____%
CDI	_____	_____	_____	_____	_____
Common Shares Earned (% of Target)	_____%	_____%	_____%	_____%	_____%

(b)

The three award percentages computed in Sections 3(a)(i), 3(a)(ii) and 3(a)(iii) above will be added together to form the final adjustment factor. All calculations above will be interpolated should the actual result fall between percentage points. Results may be rounded to the nearest whole number as deemed appropriate by the Committee. This factor will then be applied to the grant of Performance Shares to arrive at the actual number of Common Shares that shall be issued. Sample calculations are presented in Attachment A as examples of the application of this Section 3.

4.

          Payment and Vesting. The number of Common Shares to be issued hereunder, based on the adjustment provisions set forth in Section 3 above, shall vest immediately and become issuable upon certification and approval by the Committee following completion of the Performance Period. Prior to vesting of the grant, the Performance Shares shall be subject to forfeiture as set forth in this Agreement.

5.	Termination of Employment.
(a)

          Involuntary Without Cause. Upon the involuntary termination of the Employee from the employ of the Company or its Subsidiaries without Cause prior to the completion of the Performance Period, the Performance Shares will be prorated at target, and Common Shares (based on such prorated Performance Shares) shall be issued following completion of the Performance Period upon approval by the Committee. The Performance Shares shall be prorated (rounded up to the nearest whole Performance Share) based on the number of days that the Employee remained in the continuous employ of the Company or one of its Subsidiaries from _________________ through the date of such involuntary termination. The remaining Performance Shares shall be forfeited. For purposes of this Agreement, “Cause” shall have the same meaning as “Termination for Cause” set forth in Section 2(j)(v) of the Plan.

(b)

          Involuntary With Cause. Upon the involuntary termination of the Employee from the employ of the Company or its Subsidiaries with Cause prior to the completion of the Performance Period, the Employee shall forfeit all Performance Shares.

(c)

          Involuntary Due to Reduction in Force. Upon the involuntary termination of the Employee from the employ of the Company or its Subsidiaries due to a “reduction in force,” as determined by the Company at the time of such involuntary termination prior to the completion of the Performance Period, the Performance Shares will be prorated at target, and Common Shares (based on such prorated Performance Shares) shall be issued following completion of the Performance Period upon approval by the Committee. The Performance Shares shall be prorated (rounded up to the nearest whole Performance Share) based on the number of days that the Employee remained in the continuous employ of the Company or one of its Subsidiaries from _________________ through the date of the Employee’s termination pursuant to such reduction in force. The Employee shall forfeit the remaining Performance Shares.

(d)

          Voluntary. Upon the voluntary termination (except for Retirement, as hereinafter defined) by the Employee from the employ of the Company or its Subsidiaries prior to the completion of the Performance Period, the Employee shall forfeit all Performance Shares.

(e)

          Retirement. Upon Retirement of the Employee prior to the completion of the Performance Period, the Performance Shares will be prorated at target, and Common Shares (based on such prorated Performance Shares) shall be issued following completion of the Performance Period upon approval by the Committee. The Performance Shares shall be prorated (rounded up to the nearest whole Performance Share) based on the number of days that the Employee remained in the continuous employ of the Company or one of its Subsidiaries from ___________________ through the date of such Retirement. The Employee shall forfeit the remaining Performance Shares. As used herein, the Employee shall be eligible for “Retirement” at the date upon which the Employee (i) has reached the age of sixty-one (61) years or older and has performed five (5) or more years of service for the Company or its Subsidiaries, or (ii) has performed twenty (20) or more years of service for the Company or its Subsidiaries.

(f)

          Disability . Upon the termination of the Employee from the employ of the Company or its Subsidiaries on account of the Employee’s Disability prior to the completion of the Performance Period, the Performance Shares will be prorated at target, and Common Shares (based on such prorated Performance Shares) shall be issued following completion of the Performance Period upon approval by the Committee. The Performance Shares shall be prorated (rounded up to the nearest whole Performance Share) based on the number of days that the Employee remained in the continuous employ of the Company or one of its Subsidiaries from _______________ through the date of the Employee’s termination pursuant to such Disability. The Employee shall forfeit the remaining Performance Shares.

(g)

          Death . Upon the termination of the Employee from the employ of the Company or its Subsidiaries on account of the Employee’s death prior to the completion of the Performance Period, the Performance Shares will be prorated at target, and Common Shares (based on such prorated Performance Shares) shall be issued following completion of the Performance Period upon approval by the Committee. The Performance Shares shall be prorated (rounded up to the nearest whole Performance Share) based on the number of days that the Employee remained in the continuous employ of the Company or one of its Subsidiaries from __________________ until the date of such death. The Employee shall forfeit the remaining Performance Shares.

6.

          Change in Control . Notwithstanding anything to the contrary in this Agreement or in Section 13 of the Plan, in the event of a Change in Control of the Company prior to the completion of the Performance Period, the following provisions shall apply to the Employee’s Performance Shares.

(a)

          Continued Employment. Upon a Change in Control of the Company wherein the Employee remains employed thereafter by the Company or its Subsidiaries (or their respective successors or entities that continue in business), the Performance Shares will be prorated at target, and Common Shares (based on such prorated Performance Shares) shall be issued on the date of the Change in Control (the “Change in Control Date”) to facilitate participation and treatment in such transaction. The Performance Shares shall be prorated (rounded up to the nearest whole Performance Share) based on the number of days that the Employee remained in the continuous employ of the Company or one of its Subsidiaries from _________________ through the Change in Control Date. Except as set forth in Section 6(b)(ii) below, the Employee shall forfeit the remaining target Performance Shares (the “Remaining Performance Shares”).

(b)	Termination of Employment Without Cause.
(i)

          On Change in Control Date. Upon a Change in Control of the Company wherein the Employee is terminated from the employ of the Company or its Subsidiaries without Cause on the Change in Control Date, the Performance Shares will vest and become non-forfeitable and Common Shares shall be issued on the Change in Control Date to the Employee to facilitate participation and treatment in such transaction.

(ii)

          Within Two Years. In the event the Employee is terminated from the employ of the Company or its Subsidiaries (or their respective successors or entities that continue in business) without Cause within two (2) years from the Change in Control Date, the Remaining Performance Shares (or their equivalency as determined under the Change in Control transaction) shall be reinstated and Common Shares (based on such Remaining Performance Shares) shall be issued or their equivalent paid, as applicable, to the Employee.

(c)

          Termination of Employment With Cause Following the Change in Control Date. In the event the Employee is terminated from the employ of the Company or its Subsidiaries (or their respective successors or entities that continue in business) with Cause at any time following a Change in Control, the Employee shall forfeit the Remaining Performance Shares.

7.	Assignability . The Performance Shares, including any interest therein, shall not be transferable or assignable, except as permitted in accordance with Section 11 of the Plan.
8.

          Securities Laws Requirements. This grant has not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws and no transfer or assignment of this grant may be made in the absence of an effective registration statement under such laws or the availability of an exemption from the registration provisions thereof in respect of such transfer or assignment.

9.

          Detrimental Activity. Notwithstanding anything in this Agreement or the Plan to the contrary, if the Employee, either during employment by the Company or a Subsidiary or within six (6) months after termination of such employment, shall engage in any Detrimental Activity, and the Board shall so find, forthwith upon notice of such finding, the Employee shall:

(a)

          return to the Company, in exchange for payment by the Company of any amount actually paid therefor by the Employee, all Common Shares that the Employee has not disposed of that were issued pursuant to this Agreement within a period of one (1) year prior to the date of the commencement of such Detrimental Activity, and

	(b)	with respect to any Common Shares so acquired that the Employee has disposed of, pay to the Company in cash the difference between:
		(i)	any amount actually paid therefor by the Employee pursuant to this Agreement, and
		(ii)	the Market Value Per Share of the Common Shares on the date of such acquisition.

To the extent that such amounts are not paid to the Company, the Company may set off the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Employee, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.

10.

          Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by the Employee or other person under this Agreement, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Employee or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit.

11.

          No Right to Employment. The Plan and this Agreement will not confer upon the Employee any right with respect to the continuance of employment or other service with the Company or any Subsidiary and will not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any employment or other service of the Employee at any time. For purposes of this Agreement, the continuous employ of the Employee with the Company or a Subsidiary shall not be deemed interrupted, and the Employee shall not be deemed to have ceased to be an employee of the Company or any Subsidiary by reason of (a) the transfer of his or her employment among the Company and its Subsidiaries or (b) an approved leave of absence.

12.

          Relation to Other Benefits. Any economic or other benefit to the Employee under this Agreement or the Plan will not be taken into account in determining any benefits to which the Employee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and will not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.

13.	Integrated Agreement. This Agreement shall consist of its terms and those terms of the Plan which are relevant to this Agreement and both shall be read together.
14.

          Weekends, Holidays. If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Sunday, or a Saturday or shall be a legal holiday or a day on which banking institutions in Tulsa, Oklahoma, are authorized or required by law to remain closed, then such action may be taken or right may be exercised on the next succeeding day which is not a Sunday, a Saturday or a legal holiday and not a day on which banking institutions in Tulsa, Oklahoma, are authorized or required by law to remain closed.

15.

          Amendments. Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment will adversely affect the rights of the Employee under this Agreement without the Employee’s consent.

16.

          Severability. In the event that one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

17.

          Compliance with Section 409A of the Code. This Agreement is intended to comply with Section 409A of the Code and the grant hereunder and the terms of this Agreement shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that the grant is subject to Section 409A of the Code, it shall be granted and issued in a manner that will comply with Section 409A of the Code, including any Guidance. Any provision of this Agreement that would cause the grant or issuance to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by the Guidance).

18.

          Compliance with Law. Notwithstanding any other provision of this Agreement, the Company will not be obligated to issue any Common Shares in payment of any vested Performance Shares pursuant to this Agreement if the issuance thereof would result in a violation of any laws. The Company will make reasonable efforts to comply with all applicable federal and state securities laws.

19.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year above written.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
Attest:
By: _________________________________
______________________________ Stephen W. Ray, Secretary	Gary L. Paxton President and Chief Executive Officer

_________________________________ «Name», Employee

ATTACHMENT A

Market Share Growth Scale

	Threshold		Target		Maximum
	___% annual growth	___% annual growth	___% annual growth	___% annual growth	___% annual growth

Market Share Target	____%	____%	____%	____%	____%
Common Shares Earned (% of Target)	____%	____%	____%	____%	____%

TSR Scale

	Threshold		Target		Maximum

Percentile	____th	____th	____th	_____th	____th
Common Shares Earned (% of Target)	____%	____%	____%	____%	_____%

CDI Scale

	Threshold		Target		Maximum
3 Year Improvement	____%	____%	____%	____%	____%
CDI	____	____	____	____	____
Common Shares Earned (% of Target)	____%	____%	____%	____%	____%

Example:

Result
Market Share	Beginning market share – _____	____%
	Ending market share – ____	____%	____% payout

TSR	DTG return at end of ____	____%
Russell 2000 Companies
	___th Percentile	____%
	___th Percentile	____%
	___th Percentile	____%	____% payout

CDI	Beginning CDI - ____	____
	Ending CDI – ____	____	____% payout

Total Payout			____% payout